SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                        --------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: August 29, 1997
                        (Date of earliest event reported)

                        --------------------------------


                       SMART CHOICE AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                        --------------------------------


          Florida                       1-14082                  59-1469577
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
Incorporation or organization)                               Identification No.)



             5200 South Washington Avenue, Titusville, Florida 32780
               (Address of principal executive offices, zip code)

                                 (407) 269-9680
              (Registrant's telephone number, including area code)




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Item 2. Acquisition or Disposition of Assets.

         On August 29, 1997, Smart Choice Automotive Group, Inc. (the "Registrant") purchased the stock of B&B Enterprises, Inc. ("B&B"). B&B operates a retail automobile dealership located in Stuart, Florida for Nissan automobiles and other consumer vehicles. The business is being operated by First Choice Stuart 1, a 100% owned subsidiary of the Registrant. As consideration for the stock acquired, the Registrant issued the sellers 86,546 shares of the Registrant's Common Stock. Previously, in order to provide funds required by B&B to meet its past due and ongoing obligations, the Registrant entered into a line of credit agreement. At the date of closing, the Registrant had advanced approximately $2,415,000 to B&B under the line of credit agreement. The amount of consideration paid by the Registrant for the stock of the Sellers was determined through arms' length negotiations between representatives of the Registrant and the Sellers.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of the acquired business will be provided within the next sixty (60) days as an amendment to this filing

(b)  Pro Forma Financial Information.

     The unaudited pro forma condensed consolidated balance sheet and income statement of the Registrant, will be provided within the next sixty (60) days as an amendment to this filing.

SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SMART CHOICE AUTOMOTIVE GROUP, INC.
                                  (Registrant)


Date:  September 15, 1997         By: /s/  Gary R. Smith
                                      Gary R. Smith
                                      President and Chief Executive Officer